FIFTH AMENDMENT OF PURCHASE AND SALE AGREEMENT
This Fifth Amendment of Purchase and Sale Agreement (the “Amendment”) dated August 29, 2013, is made by and among Gastar Exploration Texas, LP (“Seller”), Gastar Exploration USA, Inc. (“Seller Guarantor”) and Cubic Energy, Inc. (“Buyer”). Buyer and Seller are sometimes referred to herein, collectively, as the “Parties” and, individually, as a “Party”.

WHEREAS, the Parties and Seller Guarantor executed a Purchase and Sale Agreement (the “Original PSA”) on April 19, 2013; and

WHEREAS, the Parties and Seller Guarantor amended the Original PSA through (i) that certain First Amendment of Purchase and Sale Agreement dated June 11, 2013 (the “First Amendment”), (ii) that certain Second Amendment of Purchase and Sale Agreement dated June 27, 2013 (the “Second Amendment”), that certain Third Amendment of Purchase and Sale Agreement dated July 11, 2013 (the “Third Amendment”), and that certain Fourth Amendment of Purchase and Sale Agreement dated July 31, 2013 (the “Fourth Amendment”) (the Original PSA as amended by the First Amendment, the Second Amendment, the Third Amendment, and the Fourth Amendment is hereinafter referred to as the “PSA”). Capitalized terms used but not defined herein shall have the meanings given such terms in the PSA. All references to “Section” are references to sections in the PSA.

WHEREAS, the undersigned desire to further amend the PSA as provided herein by executing this Amendment.

NOW, THEREFORE, for and in consideration of the mutual promises contained in this Amendment, the benefits to be derived by each party hereto, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties and Seller Guarantor agree as follows.

1.	PSA Amendment.

(a)	Section 3.01 of the PSA is hereby amended by deleting the words, “Forty-Six Million Dollars ($46,000,000.00)” and replacing such words with “Forty-Seven Million Dollars ($47,000,000.00)”.

(b)	Section 3.02(a) of the PSA is hereby amended by deleting the section in its entirety and replacing it with the following language:

Prior to the execution of this Agreement, Buyer deposited by wire transfer in same day funds with Seller the sum of Two Million Three Hundred Thousand Dollars ($2,300,000.00) (the “Initial Deposit”). Before end of business on July 31, 2013, Buyer deposited by wire transfer in same day funds with Seller the sum of One Million One Hundred Fifty Thousand Dollars ($1,150,000.00) (the “Additional Deposit”). Before end of business on August 16, 2013, Buyer deposited by wire transfer in same day funds with Seller the sum of One Million One Hundred Fifty Thousand Dollars ($1,150,000.00) (the “Extension Deposit”, together with the Initial Deposit and the Additional Deposit, the “Deposit”). If Closing occurs, the Deposit shall be applied toward the Purchase Price at the Closing.
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(c)	Section 9.01 of the PSA is hereby amended by deleting the words, “August 16, 2013; with an additional option to extend to August 30, 2013” and replacing such words with “September 20, 2013”.

(d)
Section 11.01(b) of the PSA is hereby amended by deleting the words, “August 16, 2013, to be extended to August 30, 2013 pursuant to the Seller Elected Option.” and replacing such words with “September 20, 2013”.

2.	Confirmation. Except as otherwise provided herein, the provisions of the PSA shall remain in full force and effect in accordance with their respective terms following the execution of this Amendment.

3.	Amendment. This Amendment may be amended only by an instrument in writing executed by all Parties.

4.
Entire Agreement. This Amendment, the PSA, the Confidentiality Agreement, and the documents to be executed pursuant hereto and thereto, and the exhibits and schedules attached hereto and thereto, constitute the entire agreement between the Parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties pertaining to the subject matter hereof. No supplement, amendment, alteration, modification, waiver or termination of this Amendment or the PSA shall be binding unless executed in writing by the Parties and specifically referencing this Amendment and the PSA as being supplemented, amended, altered, modified, waived or terminated.

5.
Miscellaneous: Capitalized terms used, but not defined herein, shall have the meanings given to those terms in the PSA. As amended above, the PSA shall continue in full force and effect. Sections 14.07 (No Third Party Beneficiaries), 14.08 (Assignment), 14.09 (Governing Law), 14.10 (Notices), 14.11 (Severability), 14.12 (Counterparts) of the PSA shall apply to this Amendment as if set forth in full in this Amendment, mutatis mutandis.

Signature Page Follows

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

GASTAR EXPLORATION TEXAS, LP

By:	GASTAR EXPLORATION TEXAS LLC

By:	GASTAR EXPLORATION USA, INC.

By: /s/ Henry J. Hansen
Name:    Henry J. Hansen
Title:    Vice President, Land

CUBIC ENERGY, INC.

By: /s/Calvin A. Wallen, III
Name:    Calvin A. Wallen, III
Title:    President

GASTAR EXPLORATION USA, INC.
(solely for the purpose of acknowledging this Amendment)

By: /s/ Henry J. Hansen
Name:    Henry J. Hansen
Title:    Vice President, Land

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